Exhibit 99.1

eXoZymes achieves 100× scale-up of NCT production using exozymes, demonstrating near-perfect feedstock conversion.

Los Angeles, CA — December 11, 2025 — Today, eXoZymes Inc. (NASDAQ: EXOZ) (“eXoZymes”) - a pioneer of AI-enhanced enzymes that can transform sustainable feedstock into nutraceuticals and new medicines - announced the successful achievement of a 100-fold scale-up of its N-trans-caffeoyltyramine (NCT) production process using its proprietary exozyme-based, cell-free biomanufacturing platform. This effort, with a conversion level of over 99% from feedstock to product, marks a major milestone in the scalability of the exozymes platform.

“Scaling a complex biocatalytic reaction by 100× while sustaining high feedstock conversion strengthens our belief that exozymes will form the foundation of the next generation of biomanufacturing,” said Michael Heltzen, CEO of eXoZymes. “We’re very enthusiastic about this progress and see it as an important inflection point in demonstrating that cell-free, enzyme-driven systems can be engineered to operate reliably at scale. This truly opens the door to producing molecules that have historically been constrained by traditional manufacturing approaches.”

The scaled reaction maintained exceptionally high conversion efficiency, demonstrating near-complete transformation of input feedstock into target product under large-volume operating conditions. This performance confirms that the exozyme-driven process not only scales linearly but can match - or exceed - conversion levels observed at smaller scales. The batch production was executed using standardized protocols under partner-operated conditions by Cayman Chemical, underscoring the robustness, transferability, and scalability of the process and technology.

Dr. Tyler Korman, CSO of eXoZymes, adds, “Scaling while preserving reaction performance has historically been challenging, and this outcome supports the growing body of evidence that cell-free enzyme production pathways - aka exozymes systems - can overcome fundamental limitations associated with traditional biomanufacturing approaches. Achieving over 99% conversion at scale is a significant validation of our exozyme biosolution - both from a scientific as well as a commercial point of view.”

Cayman Chemical and eXoZymes are working on the isolation process for NCT as well as still analyzing the data from the experiment. Additional technical details are expected to be published in a subsequent press release following completion of downstream analysis and NCT extraction. Due to the magnitude of the work and the upcoming holidays, this additional information should not be expected until early 2026.

About Cayman

Cayman Chemical helps make research possible by providing products and services to scientists worldwide. Cayman’s collection includes high-quality biochemicals, assay kits, antibodies, and proteins, empowering researchers to understand the biological mechanisms of health and disease and develop new therapies. Cayman’s scientists are experts in the synthesis, purification, and characterization of biochemicals ranging from small drug-like heterocycles to complex biolipids, and fatty acids, and are highly skilled in all aspects of assay and antibody development, protein expression, crystallization, and structure determination. In addition, Cayman offers a wide range of analytical services using LC-MS/MS, HPLC, GC, and many other techniques. Cayman performs generic drug development and production in both Ann Arbor, Michigan and Neratovice, Czech Republic.

Learn more at www.caymanchem.com

About eXoZymes

Founded in 2019, the company has developed a biomanufacturing platform that - as a historic first - offers the tools and insights to design, engineer, control and optimize nature’s own natural processes to produce very valuable natural products, via a commercially scalable, sustainable, and eco-friendly alternative: exozymes.

Exozymes are advanced enzymes enhanced through AI and bioengineering to thrive in a bioreactor without using living cells. Exozymes can replace toxic petrochemical processes and inefficient biochemical extraction with sustainable and scalable biosolutions that transform biomass into essential chemicals, nutraceuticals and medicines.

By freeing enzyme-driven chemical reactions from the limitations imposed by cells, exozyme biosolutions eliminate the scaling bottleneck that has hampered commercial success in the synthetic biology (SynBio) space, making exozymes the next generation of biomanufacturing.

While the company, eXoZymes Inc., has introduced “exozymes” as a scientific concept, they are not trademarking the concept, as they view it as a new nomenclature for wide adoption for this next generation of biomanufacturing that eXoZymes aims to pioneer and be the market leader of.

Learn more at exozymes.com

eXoZymes Safe Harbor

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely,” “potential,” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Actual results could differ materially for a variety of reasons. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of eXoZymes’ quarterly reports on Form 10-Q, annual reports on Form 10-K, and other documents filed by eXoZymes from time to time by the company with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and eXoZymes assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. eXoZymes does not give any assurance that it will achieve its expectations.

eXoZymes contact

Lasse Görlitz, VP of Communications

(858) 319-7135

press@exozymes.com

https://www.linkedin.com/company/exozymes

https://x.com/exozymes

https://www.youtube.com/@exozymes